SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 20, 2013

THE FIRST BANCSHARES, INC.
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(Exact name of registrant as specified in its charter)

MISSISSIPPI	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

6480 US Highway 98 West Hattiesburg, Mississippi		39402
(Address of principal executive offices		(Zip Code)

Registrant's telephone number, including area code: (601) 268-8998

Not applicable
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(Registrant's former address of principal executive offices)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement.

On March 20, 2013, The First Bancshares, Inc., a Mississippi corporation (the "Company") entered into Securities Purchase Agreements with a limited number of institutional and other accredited investors, including certain directors and executive officers of the Company (collectively, the "Purchasers') to sell a total of 1,951,220 shares of mandatorily convertible non-cumulative, non-voting, perpetual Preferred Stock, Series D, $1.00 par value (the "Series D Preferred Stock") at a price of $10.25 per share, for an aggregate gross purchase price of $20,000,005 (the "Private Placement"). The Private Placement closed on March 22, 2013, after the Company issued an aggregate of 1,951,220 shares of Series D Preferred Stock against receipt of $20,000,005 in cash from the Purchasers.

The Series D Preferred Stock will automatically convert into a number of shares of the Company's common stock after the Company has received shareholder approval of such conversion at a special meeting of shareholders scheduled to be held no later than May 31, 2013. Upon conversion of the Series D Preferred Stock, each share of Series D Preferred Stock will be automatically converted into one share of the Company’s common stock par value of one U.S. dollar ($1.00) per share (“Common Stock”). The holders of record of Series D Preferred Stock will be entitled to receive as, when, and if declared by the Company’s board of directors, dividends on each share of Series D Preferred Stock equal to the per share amount paid on a share of Common Stock (the “Preferred Dividend”), and no dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to dividends pari passu with the Common Stock unless a Preferred Dividend is payable at the same time on the Series D Preferred Stock; provided, however, in the event the shareholders of the Company do not approve the conversion of the Series D Preferred Stock to Common Stock within six (6) months of issuance, the holders of record of Series D Preferred Stock shall be entitled to receive as, when, and if declared by the board of directors of the Company, dividends on each share of Series D Preferred Stock equal to six (6) percent of liquidation value per annum or $0.62 per share (the “Fixed Preferred Dividend”) and no dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to dividends pari passu with the Common Stock unless a Preferred Dividend is payable at the time on the Series D Preferred Stock.  Such Fixed Preferred Dividends will be payable semi-annually in arrears on June 30 and December 31, beginning on December 31, 2013, until the shareholders of the Company have approved the conversion of the Series D Preferred Shares into the Common Stock. The Series D Preferred Stock is not redeemable by the Company or by the holders. Complete details concerning the Series D Preferred Stock are contained in the Certificate of Designation filed with the Mississippi Secretary of State on March 20, 2013, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

In accordance with Section 4.11 of the Securities Purchase Agreement, the Company intends to call a special meeting of the Company shareholders to vote on proposals to approve the conversion of shares of Series D Preferred Stock into shares of Common Stock for purposes of compliance with NASDAQ Stock Market Rule 5635. The board of directors of the Company intends to unanimously recommend shareholder approval of this proposal and will prepare and file a preliminary proxy statement with the Securities and Exchange Commission containing the board of director’s recommendation. As mentioned above, certain directors and executive officers of the Company are among the Purchasers. Additional information regarding the interests of directors and executive officers participating in the Private Placement will be available in the preliminary proxy statement when filed with the Securities and Exchange Commission.

Also on March 20, 2013, pursuant to the Securities Purchase Agreements, the Company entered into a Registration Rights Agreement with each of the Purchasers. Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission to register for resale the Common Stock to be issued upon conversion of the Series D Preferred Stock, within 90 calendar days after the closing of the Private Placement, and to use commercially reasonable efforts to cause such registration statement to be declared effective upon the earlier of (i) the 120th calendar day following March 22, 2013 (or the 150th calendar day following March 22, 2013 in the event that such registration statement is subject to review by the Securities and Exchange Commission) and (ii) the 5th trading day (as defined in the Registration Rights Agreement) after the date the Company is notified (orally or in writing, whichever is earlier) by the Securities and Exchange Commission that such registration statement will not be “reviewed” or will not be subject to further review. Failure to meet these deadlines and certain other events may result in the Company's payment of liquidated damages to the holders of the rights, monthly in the amount of 0.5% of the aggregate purchase price of each holder of the converted Common Stock.
Copies of the form of Securities Purchase Agreements and the form of Registration Rights Agreements are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Securities Purchase Agreements, the Registration Rights Agreements and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreements, the Registration Rights Agreements and the Certificate of Designation filed as exhibits to this report.

Item 3.02  Unregistered Sales of Equity Securities.

The Private Placement was not registered under the Securities Act of 1933, as amended (the "Act"), in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 3.03  Material Modification to Rights of Security.

Certain limitations on the payment of dividends to holders of Series D Preferred Stock are set forth in Section 3 of the Certificate of Designation creating the Series D Preferred Stock. No dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to dividends pari passu with the Common Stock unless a Preferred Dividend is payable at the same time on the Series D Preferred Stock. These limitations are set forth in more detail under Section 3 of the Certificate of Designation described in Item 5.03 of this report and are incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation.

On March 20, 2013, the Company filed a Certificate of Designation with the Mississippi Secretary of State for the purpose of amending its Amended and Restated Articles of Incorporation, in order to fix the powers, preferences, rights, qualifications, restrictions and limitations of the Series D Preferred Stock. A copy of the Certificate of Designation is attached as Exhibit 4.1 and is incorporated herein by reference. The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 8.01  Other Events.

On March 22, 2013, the Company issued a news release announcing the execution of the Securities Purchase Agreement with the Purchasers. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

4.1	Certificate of Designation of Series D Nonvoting Convertible Preferred Stock, as filed with the Mississippi Secretary of State on March 20, 2013
10.1	Form of Securities Purchase Agreement between the Company and each of the Purchasers, dated as of March 20, 2013
10.2	Form of Registration Rights Agreement between the Company and each of the Purchasers, dated as of March 20, 203
99.1	News Release of the Company dated March 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2013

THE FIRST BANCSHARES, INC.

By: /s/ Donna T. Lowery
Name: Donna T. Lowery
Title: Chief Financial Officer